PERICOM SEMICONDUCTOR REPORTS

FISCAL THIRD QUARTER 2014 FINANCIAL RESULTS

▪	Net revenues increased 1.0% year-over-year to $30.7 million.
▪	Achieved 40.8% gross margin (42.5% non-GAAP) and year-over-year increase of 505 bps.
▪	Net income improved to $0.07 per diluted share; $0.08 on a non-GAAP basis.
▪	Announces a $20 million increase in its share buyback program.

Milpitas, Calif. – April 29, 2014 - Pericom Semiconductor Corporation (NASDAQ: PSEM), a worldwide supplier of high performance connectivity and timing solutions, today announced results for its fiscal 2014 third quarter ended March 29, 2014.

Net revenues for the third quarter were $30.7 million, a decrease of 4.2% from the $32.0 million reported in the second quarter, and an increase of 1.0% from the $30.4 million reported in the comparable period last year. The revenue increase from the prior year is the result of volume increases in the consumer sector, notably digital media and ultramobility.

GAAP gross margin was 40.8% in the third quarter, an increase from 38.1% last quarter and an increase from 35.7% in the comparable period last year. On a non-GAAP basis, gross margin was 42.5% in the third quarter, which excludes share-based compensation, amortization of intangible assets and amortization of fair value adjustments on acquired fixed assets. The comparable non-GAAP gross margins were 39.8% last quarter and 37.5% in the comparable period last year. The improvement in gross margin primarily reflects improved product mix in target applications.

GAAP net income for the third quarter was $1.6 million, or $0.07 per diluted share, compared with net income of $1.2 million, or $0.05 per diluted share in the second quarter, and net loss of $0.7 million, or $0.03 per diluted share in the comparable period last year. On a non-GAAP basis, net income for all periods excludes share-based compensation, amortization of intangible assets, and amortization of fair value adjustments, and the current quarter also excludes a restructuring charge and the benefit of a release of tax reserves. The resulting non-GAAP net income for the third quarter was $1.8 million, or $0.08 per diluted share, compared with non-GAAP net income of $1.9 million or $0.08 per diluted share in the second quarter, and non-GAAP net income of $1.0 million, or $0.04 per diluted share in the comparable period last year.

The balance sheet remained very strong with cash and cash equivalents and investments in marketable securities of $120.6 million or $5.39 per share outstanding ($5.27 per diluted share) at the end of the third quarter. At quarter-end, working capital was $114.5 million and the current ratio was 6.7.

“The strong improvement in gross margin has been driven by increased shipments into embedded, networking and high-end consumer markets and aligns with our strategy,” said Alex Hui, President and CEO of Pericom. “We are introducing a wave of new products in timing, switching and connectivity. We believe these products strengthen our solution to target applications and will contribute significantly to our future revenue growth and margin improvement”

New Products

In the third quarter of fiscal 2014, Pericom introduced a total of 18 new products targeted at our focus market segments that were also sampled to key customers during the quarter.

We introduced 10 new products across our Connectivity/Switching product families which included power management, USB chargers, analog switches, video decoders and UART bridges.

NEWS RELEASE April 29, 2014

We also expanded our Timing solutions for next generation platforms with 3 new products, including high performance clock buffers and a low jitter clock generator.

For Signal Integrity, we introduced 5 new products, including PCIe GEN3 for cloud computing and advanced USB3 redrivers for next generation mobility platforms.

Share Repurchase Update and Additional Authorization

On April 26, 2012, the Board authorized a repurchase program for up to $25 million of shares of our common stock. Pursuant to this authorization, the Company repurchased 443,368 shares in the three months ended March 29, 2014 for an aggregate cost of $3,735,000 and an average per share purchase price of $8.42. The remaining balance of potential share repurchases under the authorization is approximately $11.1 million. Shares may be repurchased from time to time in the open market or through private transactions, at the discretion of Pericom management. As of April 24, 2014, Pericom had approximately 22.2 million shares of common stock outstanding.

On April 24, 2014, the Board authorized an additional $20 million of share repurchases. We have had share repurchase programs in place since 2007, and through the quarter ended March 29, 2014 we have repurchased approximately 7.5 million shares under these programs.

Fiscal Q4 2014 Outlook

The following statements are based on current expectations. These statements are forward looking, and actual results may differ materially.

•	Revenues are expected to be in the range of $31.0 million to $34.0 million.

•	GAAP gross margins are expected to be between 38.5% and 41.5%, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately 1.5%, non-GAAP gross margins are expected to be in the 40.0% to 43.0% range.

•	GAAP operating expenses are expected to be between $11.8 million and $12.4 million, and adjusting for share-based compensation, amortization of intangibles and fair value adjustments that are expected to total approximately $1.1 million, non-GAAP operating expenses are expected to be in the range of $10.7 million to $11.3 million.

•	Other income is expected to be between $0.5 million and $0.8 million on a GAAP basis and on a non-GAAP basis, and consists of interest income and realized gains on sales of marketable securities, other income and expenses, and currency exchange gains and losses.

•	The effective tax rate is expected to be approximately 30-34% on a GAAP basis and 24-28% on a non-GAAP basis.

Conference Call

The press release will be followed by a conference call beginning at 1:30 p.m. Pacific time on April 29, 2014. To listen to the call, dial (877) 377-7103 and reference “Pericom”. A slide presentation will accompany the conference call. To view the slides, please visit the investor relations section of www.pericom.com.

The Pericom financial results conference call will be available via a live webcast on the investor relations section of the web site at http://www.pericom.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for approximately 90 days.

About Pericom

Pericom Semiconductor Corporation (NASDAQ: PSEM) enables serial connectivity with the industry's most complete solutions for the computing, communications, consumer and embedded market segments. Pericom's analog, digital and mixed-signal integrated circuits, along with its frequency control products are essential in the timing, switching, bridging and conditioning of high-speed signals required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters is in Milpitas, California, with design centers and technical sales and support offices globally. Pericom and the Pericom logo are trademarks or registered trademarks of Pericom Semiconductor Corp in the U.S. and/or other countries. Our website is http://www.pericom.com.

NEWS RELEASE April 29, 2014

Non-GAAP Financial Information

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), this announcement of operating results contains non-GAAP financial measures that exclude the income statement effects of share-based compensation, amortization of intangible assets, fair value adjustments on acquired fixed assets, write-off of property and equipment, restructuring charge, lease restructuring and moving costs, release of tax reserves, tax provision on intercompany transactions and the effects of excluding share-based compensation upon the number of diluted shares used in calculating non-GAAP earnings per share.

We have excluded share-based compensation expense in calculating these non-GAAP financial measures.  These expenses are non-cash in nature and rely on valuations of the future market price of our common stock that is difficult to predict and is affected by market factors that are largely not within the control of management. We have excluded amortization of intangible assets, amortization of fair value adjustments on acquired fixed assets, write-off of property and equipment, restructuring charge, lease restructuring and moving costs, release of tax reserves, tax provision on intercompany transactions and the corresponding tax effects because we do not consider them to be related to our core operating performance. We also use non-GAAP data in calculating certain metrics such as non-GAAP cost of goods sold in computing inventory days of supply.

We use the non-GAAP financial measures that exclude these items to make strategic decisions, forecast future results and evaluate the Company’s current operating performance. We believe that the presentation of non-GAAP financial measures that exclude these items is useful to investors because we do not consider these charges either part of the day-to-day business or reflective of the core operational activities of the Company that are within the control of management or that are used to evaluate the Company’s operating performance.

The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Safe Harbor Statement

This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements by our CEO concerning future business and revenue growth and margin improvement and the statements under the captions “Fiscal Q4 2014 Outlook”, which regard the anticipated revenues, gross margin, operating expenses, other income, and effective tax rate in the fourth fiscal quarter of 2014. The Company’s actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including softness in demand for our products, price erosion for certain of our products, unexpected difficulties in developing new products, customer decisions to reduce inventory, economic or financial difficulties experienced by our customers, or technological and market changes. All forward-looking statements included in this document are made as of the date hereof, based on information available to the Company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K for the year ended June 29, 2013, our quarterly report on Form 10-Q for the quarter ended December 28, 2013, and in particular, the risk factors sections contained in those reports.

Contact: Kevin Bauer

Pericom Semiconductor

Tel: 408 232-9100

kbauer@pericom.com

NEWS RELEASE April 29, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2014	2013	2013	2014	2013

Net revenues	$30,681	$32,040	$30,366	$95,329	$97,548

Cost of revenues	18,175	19,820	19,521	57,795	61,597

Gross profit	12,506	12,220	10,845	37,534	35,951

Operating expenses:

Research and development	4,694	5,274	5,277	15,013	15,697

Selling, general and administrative	7,407	7,126	7,193	22,220	22,364

Total operating expenses	12,101	12,400	12,470	37,233	38,061

Income (loss) from operations	405	(180)	(1,625)	301	(2,110)

Interest and other income, net	802	1,047	1,318	2,336	2,748

Income (loss) before income taxes	1,207	867	(307)	2,637	638

Income tax expense (benefit)	(421)	(331)	395	(521)	5,652

Net income (loss) from consolidated companies	1,628	1,198	(702)	3,158	(5,014)

Equity in net income of unconsolidated affiliate	13	27	21	82	186

Net income (loss)	$1,641	$1,225	$(681)	$3,240	$(4,828)

Basic income (loss) per share	$0.07	$0.05	$(0.03)	$0.14	$(0.21)

Diluted income (loss) per share	$0.07	$0.05	$(0.03)	$0.14	$(0.21)

Shares used in computing basic income (loss) per share	22,659	22,800	23,162	22,751	23,407

Shares used in computing diluted income (loss) per share	22,880	23,019	23,162	22,950	23,407

NEWS RELEASE April 29, 2014

Pericom Semiconductor Corporation

Supplemental Information

(In thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2014	2013	2013	2014	2013

Share-based compensation
Cost of revenues	$40	$50	$51	$126	$146
Research and development	257	313	317	867	972
Selling, general and administrative	420	388	474	1,204	1,425
Share-based compensation expense	$717	$751	$842	$2,197	$2,543

Amortization of intangible assets
Cost of revenues	$483	$481	$482	$1,452	$1,440
Research and development	-	17	51	67	156
Selling, general and administrative	249	249	242	745	727
Amortization of intangible assets	$732	$747	$775	$2,264	$2,323

NEWS RELEASE April 29, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(In thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2014	2013	2013	2014	2013
GAAP net income (loss)	$1,641	$1,225	$(681)	$3,240	$(4,828)
Reconciling items:
Share-based compensation expense	717	751	842	2,197	2,543
Amortization of intangible assets	732	747	775	2,264	2,323
Fair value adjustment to depreciation expense on acquired fixed assets	51	51	50	153	150
Restructuring charge	95	95	-	190	-
Write-off of property and equipment	-	210	-	210	-
Release of tax reserves	(1,035)	(741)	-	(1,776)	-
Tax on intercompany transaction	-	-	382	15	5,369
Lease restructuring and moving costs	-	-	-	522	-
Tax effect of adjustments	(383)	(452)	(403)	(1,378)	(1,213)
Total reconciling items	177	661	1,646	2,397	9,172
Non-GAAP net income	$1,818	$1,886	$965	$5,637	$4,344

Reconciliation of GAAP Diluted EPS to Non-GAAP Diluted EPS
(unaudited)

Diluted net income (loss) per share:
GAAP diluted income (loss) per share	$0.07	$0.05	$(0.03)	$0.14	$(0.21)
Adjustments:
Share-based compensation expense	0.03	0.03	0.04	0.09	0.12
Amortization of intangible assets	0.03	0.03	0.03	0.10	0.09
Fair value adjustment to depreciation expense on acquired fixed assets	-	-	-	0.01	-
Restructuring charge	0.01	0.01	-	0.01	-
Write-off of property and equipment	-	0.01	-	0.01	-
Release of tax reserves	(0.04)	(0.03)	-	(0.08)	-
Tax on intercompany transaction	-	-	0.02	-	0.23
Lease restructuring and moving costs	-	-	-	0.02	-
Tax effect of adjustments	(0.02)	(0.02)	(0.02)	(0.06)	(0.06)
Difference in share count	-	-	-	-	0.01
Total adjustments	0.01	0.03	0.07	0.10	0.39
Non-GAAP diluted income per share	$0.08	$0.08	$0.04	$0.24	$0.18

Shares used in diluted net income (loss) per share calculation:
GAAP	22,880	23,019	23,162	22,950	23,407
Change in diluted shares from GAAP net loss to non-GAAP net income	-	-	99	-	120
Exclude the benefit of share-based compensation expense (1)	526	426	523	447	446
Non-GAAP	23,406	23,445	23,784	23,397	23,973

(1)	For purposes of calculating non-GAAP diluted net income per share, the GAAP diluted weighted average shares outstanding is adjusted to exclude the benefits of unamortized stock compensation costs that are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method.

NEWS RELEASE April 29, 2014

Pericom Semiconductor Corporation

Reconciliation of GAAP Gross Margin to Non-GAAP Gross Margin

(In thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 29,	December 28,	March 30,	March 29,	March 30,
	2014	2013	2013	2014	2013
GAAP gross margin	$12,506	$12,220	$10,845	$37,534	$35,951
- % of revenues	40.8%	38.1%	35.7%	39.4%	36.9%
Reconciling items:
Share-based compensation	40	50	51	126	146
Amortization of intangible assets	483	481	482	1,452	1,440
Fair value adjustment to depreciation expense on acquired fixed assets	10	10	10	30	30
Total reconciling items	533	541	543	1,608	1,616
Non-GAAP gross margin	$13,039	$12,761	$11,388	$39,142	$37,567
- % of revenues	42.5%	39.8%	37.5%	41.1%	38.5%

Reconciliation of GAAP R&D Expenses to Non-GAAP R&D Expenses
(unaudited)

GAAP research and development expenses	$4,694	$5,274	$5,277	$15,013	$15,697
- % of revenues	15.3%	16.5%	17.4%	15.7%	16.1%
Reconciling items:
Share-based compensation	(257)	(313)	(317)	(867)	(972)
Amortization of intangible assets	-	(17)	(51)	(67)	(156)
Fair value adjustment to depreciation expense on acquired fixed assets	(10)	(10)	(10)	(30)	(30)
Restructuring charge	(59)	(78)	-	(137)	-
Write-off of property and equipment	-	(210)	-	(210)	-
Total reconciling items	(326)	(628)	(378)	(1,311)	(1,158)
Non-GAAP research and development expenses	$4,368	$4,646	$4,899	$13,702	$14,539
- % of revenues	14.2%	14.5%	16.1%	14.4%	14.9%

Reconciliation of GAAP SG&A Expenses to Non-GAAP SG&A Expenses
(unaudited)

GAAP selling, general and administrative expenses	$7,407	$7,126	$7,193	$22,220	$22,364
- % of revenues	24.1%	22.2%	23.7%	23.3%	22.9%
Reconciling items:
Share-based compensation	(420)	(388)	(474)	(1,204)	(1,425)
Amortization of intangible assets	(249)	(249)	(242)	(745)	(727)
Fair value adjustment to depreciation expense on acquired fixed assets	(31)	(31)	(30)	(93)	(90)
Restructuring charge	(36)	(17)	-	(53)	-
Lease restructuring and moving costs	-	-	-	(522)	-
Total reconciling items	(736)	(685)	(746)	(2,617)	(2,242)
Non-GAAP selling, general and administrative expenses	$6,671	$6,441	$6,447	$19,603	$20,122
- % of revenues	21.7%	20.1%	21.2%	20.6%	20.6%

NEWS RELEASE April 29, 2014

Pericom Semiconductor Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	As of	As of
	March 29, 2014	June 29, 2013
Assets

Current assets:

Cash and cash equivalents	$34,386	$30,844
Short-term investments	57,677	29,447
Accounts receivable - trade	22,765	22,105
Inventories	13,281	14,844
Prepaid expenses and other current assets	6,209	5,886
Deferred income taxes	425	585
Total current assets	134,743	103,711

Property, plant and equipment-net	58,874	60,959
Investments in unconsolidated affiliates	2,614	2,525
Deferred income taxes non-current	3,187	3,411
Long-term investments in marketable securities	28,569	57,392
Intangible assets	7,708	9,944
Other assets	8,162	8,625
Total assets	$243,857	$246,567

Liabilities and Shareholders' Equity

Current liabilities:

Accounts payable	$10,705	$12,184
Accrued liabilities	9,491	8,731
Total current liabilities	20,196	20,915

Industrial development subsidy	6,582	7,263
Deferred tax liabilities	5,848	5,798
Other long-term liabilities	1,948	3,700
Total liabilities	34,574	37,676

Shareholders' equity:
Common stock and paid in capital	116,824	119,591
Retained earnings and other comprehensive income	92,459	89,300
Total shareholders' equity	209,283	208,891

Total liabilities and shareholders' equity	$243,857	$246,567